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                                                                    EXHIBIT 23.1

                    [letterhead of Tauber and Balser, P.C.]
[letterhead of Tauber and Balser, P.C.]

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the inclusion in this Amendment No. 3 to the Registration Statement/Prospectus, on Form S-4, of our report dated September 26, 2000, except as to Note O, which date is as of March 3, 2001, on our audit of the consolidated financial statements of HealthWatch, Inc., and subsidiaries as of June 30, 2000 and for the fiscal years ended June 30, 2000 and 1999. We also consent to the reference of our firm under the captions "Experts" in the Prospectus.

/s/ Tauber & Balser, P.C.
Atlanta, Georgia

March 5, 2001